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                                 EXHIBIT 6
                                 ---------

     The attached form of Shareholder Agreement was made and entered into as of June 17, 1997 by and between Tako Ventures, LLC, and the following shareholders of SuperGen, Inc.: (i) Rajesh C. Shrotriya, (ii) Henry C. Settle Jr., (iii) Frank Brenner, (iv) Francis Lee, (v) R. David Lauper, (vi) Simeon M. Wrenn, (vii) Christine A. Carey, and (viii) Fred Grab.

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                              SHAREHOLDER AGREEMENT

     THIS SHAREHOLDER AGREEMENT is made and entered into as of June 17, 1997 by and between Tako Ventures, LLC, a California limited liability company ("PURCHASER"), and the undersigned shareholder ("SHAREHOLDER") of SuperGen, Inc., a California corporation ("SUPERGEN"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Convertible Secured Note, Option and Warrant Purchase Agreement by and among SuperGen, Purchaser and, solely for purposes of Sections 5.3 and 5.5 thereof, Lawrence J. Ellison dated as of June 17, 1997 (the "PURCHASE AGREEMENT").

                                    RECITALS

     Pursuant to the Purchase Agreement, Purchaser has agreed, subject to certain conditions precedent, to acquire certain securities convertible into or exerciseable for shares of common stock, par value $.001 per share of SuperGen ("SUPERGEN COMMON STOCK"). It is a condition to Purchaser's obligation to purchase the Convertible Secured Note contemplated by the Purchase Agreement that, at or prior to the Note Closing thereunder, this Shareholder Agreement shall have been executed by Shareholder and delivered to Purchaser, and that this Shareholder Agreement shall be in full force and effect. The execution and delivery of this Shareholder Agreement by Shareholder is a material inducement to Purchaser to enter into the Purchase Agreement. As the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares (and options to acquire shares) of SuperGen Common Stock set forth on the signature page of this Shareholder Agreement, Shareholder believes that the transactions contemplated by the Purchase Agreement are in the interests and to the benefit of the Company, and that it is therefore in the personal interest and to the personal benefit of Shareholder to induce Purchaser to enter into the Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    AGREEMENT

     1. ACKNOWLEDGMENTS BY SHAREHOLDER. Shareholder acknowledges and understands that the representations, warranties and covenants made by Shareholder set forth herein will be relied upon by Purchaser, and that substantial losses and damages may be incurred by Purchaser if Shareholder's representations, warranties or covenants are breached. Shareholder has carefully read this Shareholder Agreement and the Purchase Agreement and has consulted with such legal counsel and financial advisers as Shareholder has deemed appropriate in connection with the execution of this Shareholder Agreement.



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     2.   RESTRICTIONS ON SALE AND OTHER TRANSACTIONS; LEGEND.

          (a) Prior to 11:59 p.m. October 31, 1998 (the "EXPIRATION DATE"), Shareholder shall not sell (or permit to be sold), exchange, transfer, pledge (except in connection with margin loans in an aggregate principal amount not to exceed thirty percent (30%) of the "current market value" of the pledged securities as defined in applicable federal margin regulations), distribute or otherwise dispose of, or grant any option with respect to, establish any "short" or put-equivalent position with respect to, or otherwise enter into any agreement, arrangement, transaction or series of transactions (through derivatives or otherwise) which has or is intended to have the effect, directly or indirectly, of reducing Shareholder's risk of ownership (each of the foregoing, a "RESTRICTED TRANSACTION" and collectively, the "RESTRICTED TRANSACTIONS") in, more than fifteen percent (15%) of the shares of SuperGen Common Stock owned beneficially or of record, or purchasable by Shareholder pursuant to options, warrants and other securities outstanding, as of the date of this Agreement. In determining compliance with the foregoing percentage limitation, adjustment shall be made for any stock split, stock dividend, subdivision, combination, recapitalization, reclassification, or other transaction within the scope of Section 1.3 of the Purchase Agreement, in accordance with the terms thereof. Notwithstanding the foregoing provisions,
(a) if Shareholder's employment with SuperGen and its subsidiaries is voluntarily terminated by Shareholder, Shareholder shall be permitted and entitled to sell such further shares of SuperGen Common Stock as may be required to pay any taxes imposed on any exercise of options to purchase SuperGen Common Stock; (b) if Shareholder's employment with SuperGen and its subsidiaries is terminated involuntarily and without "Cause" (as defined below), Shareholder shall be permitted and entitled to sell, in excess of sales permitted under the 15% limitation above, any or all shares of SuperGen Common Stock purchasable pursuant to options held by Shareholder at the time of such termination; and
(c) all restrictions on Shareholder under this Agreement shall immediately and automatically cease and terminate in the event of Shareholder's death. For purposes of this provision, the term "Cause" shall mean (i) failure to perform reasonably assigned duties, (ii) commission of any act of gross misconduct which is injurious to SuperGen or any of its subsidiaries or contrary to important announced policies of SuperGen and its subsidiaries, (iii) commission of any unlawful or fraudulent act, or (iv) breach of any confidentiality or proprietary information agreement with or obligation to SuperGen or any of its subsidiaries.

          (b) SuperGen shall give stop transfer instructions to its transfer agent with respect to any SuperGen Common Stock owned beneficially or of record by Shareholder, or issued to Shareholder upon exercise of any option, warrant or other security outstanding, as of the date hereof, and there shall be placed on the certificates representing such SuperGen Common Stock, or any substitutions therefor, a legend stating in substance:

          "PRIOR TO NOVEMBER 1, 1998, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, EXCHANGED, TRANSFERRED, PLEDGED (EXCEPT IN CONNECTION WITH MARGIN LOANS IN AN AGGREGATE PRINCIPAL AMOUNT NOT TO EXCEED 30% OF THE "CURRENT MARKET VALUE" OF THE PLEDGED SECURITIES AS DEFINED IN APPLICABLE FEDERAL MARGIN REGULATIONS), DISTRIBUTED, OR


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     OTHERWISE DISPOSED OF, AND NO OPTION SHALL BE GRANTED WITH RESPECT TO SUCH
     SHARES, NO "SHORT" OR PUT-EQUIVALENT POSITION SHALL BE ESTABLISHED WITH RESPECT TO SUCH SHARES, AND NO OTHER AGREEMENT, ARRANGEMENT TRANSACTION OR SERIES OF TRANSACTIONS SHALL BE MADE AFFECTING SUCH SHARES (THROUGH DERIVATIVES OR OTHERWISE) WHICH HAS OR IS INTENDED TO HAVE THE EFFECT, DIRECTLY OR INDIRECTLY, OF REDUCING THE RISK OF OWNERSHIP OF SUCH SHARES, EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE CONDITIONS SPECIFIED IN THE SHAREHOLDER AGREEMENT DATED AS OF JUNE 17, 1997 BETWEEN THE HOLDER OF THIS CERTIFICATE AND TAKO VENTURES, LLC, A COPY OF WHICH AGREEMENT MAY BE INSPECTED BY THE HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL OFFICES OF SUPERGEN OR FURNISHED BY SUPERGEN TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST AND WITHOUT CHARGE."

          (c) In the event that Shareholder shall propose to engage in a Restricted Transaction, (i) Shareholder shall deliver to Purchaser and SuperGen a notice (the "NOTICE OF PROPOSED DISPOSITION"), setting forth (A) the number of shares of SuperGen Common Stock owned beneficially or of record by Shareholder, or purchasable by Shareholder pursuant to options, warrants and other securities outstanding, as of the date hereof; (B) the nature and amount of any adjustments within the scope of Section 1.3 of the Purchase Agreement; (C) the nature of the proposed Restricted Transaction and the number of shares of SuperGen Common Stock covered thereby; and (D) the number of shares of SuperGen Common Stock as to which Restricted Transactions have previously been effected and the nature of the Restricted Transactions effected with respect to such shares; and (ii) SuperGen shall deliver to Purchaser a certificate of an appropriate officer of SuperGen (the "CERTIFICATE OF COMPLIANCE") to the effect that such proposed Restricted Transaction complies with the limitations set forth in Section 2(a) of this Shareholder Agreement. The legend set forth above shall thereafter be removed, and an unlegended certificate shall be issued, as to the number of shares of SuperGen Common Stock covered by such Notice of Proposed Disposition and Certificate of Compliance, and SuperGen shall instruct its transfer agent to effect the transfer of such shares as proposed in the Notice of Proposed Disposition. Notwithstanding any other provision of this Shareholder Agreement, the legend set forth above shall be removed to the extent Shareholder shall have certified to Purchaser and the Company that such removal is necessary to permit Shareholder to pledge the legended shares of SuperGen Common Stock in connection with a margin loan authorized by this Shareholder Agreement. All other shares owned beneficially or of record by Shareholder shall continue to bear the legend set forth above and a substitute certificate therefore shall be delivered to Shareholder.

          (d) If Shareholder pledges any shares of SuperGen Common Stock as collateral for any margin loan, Shareholder shall (i) at all times prior to the Expiration Date maintain sufficient collateral for, and shall meet all margin calls (if any) made with respect to, each such loan, and (ii) provide (or cause Shareholder's broker to provide) a copy of Shareholder's monthly margin account statements to the Chief Financial Officer or Controller of SuperGen, who


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

shall be required to give prompt notice to Purchaser of any noncompliance by Shareholder with the margin loan limitations or Restricted Transaction limitations set forth in this Agreement. Shareholder acknowledges and agrees that if any shares of SuperGen Common Stock pledged by Shareholder are sold to meet a margin call or to satisfy any obligations of Shareholder relating to such loan, such shares shall count toward the limitations set forth in Section 2(a), and Shareholder shall promptly provide notice to Purchaser and the Company of the number of shares so sold. All notices hereunder shall be given in accordance with the notice provisions of Section 8.7 of the Purchase Agreement.

     3.   MISCELLANEOUS.

          (a) This Shareholder Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (b) This Shareholder Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties hereto and their respective successors and assigns. As used herein, the term "successors and assigns" shall mean, where the context so permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

          (c) This Shareholder Agreement shall be governed by and construed, interpreted and enforced in accordance with the internal laws of the state of incorporation (or reincorporation, as the case may be) of SuperGen applicable to agreements made and performed wholly within such state. Each party hereto irrevocably and unconditionally consents and submits to the jurisdiction of the courts of the State of California and of the United States of America located in the City of San Francisco for any actions, suits or proceedings arising out of or relating to this Shareholder Agreement and the transactions contemplated hereby.

          (d) If any provision of this Shareholder Agreement is held to be unenforceable for any reason, it shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Shareholder Agreement shall be deemed valid and enforceable to the extent possible.

          (e) This Shareholder Agreement shall not be modified or amended, or any right hereunder waived or any obligation excused, except by a written agreement signed by both parties.

          (f) This Shareholder Agreement shall terminate in the event of a merger, consolidation, share exchange or other reorganization or business combination transaction in which the Company voting securities held by shareholders of the Company immediately prior to the effective time of such transaction shall represent less than a majority of the voting power of the surviving, resulting or acquiring entity.


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

     IN WITNESS WHEREOF, this Shareholder Agreement is executed as of the date first shown above.

                                   TAKO VENTURES, LLC
                                   a California limited liability company

                                   By: CEPHALOPOD CORPORATION,
                                       Member


                                        By:
                                            -----------------------------------
                                             Philip B. Simon
                                             President


                                   SUPERGEN, INC.
                                   a California corporation


                                   By:
                                       ----------------------------------------
                                         Name:
                                         Title:

                                   SHAREHOLDER

                                   By:
                                       ----------------------------------------

                                   Name of Shareholder:
                                                        -----------------------
                                   Name of Signatory
                                   (if different from name of Shareholder):

                                   --------------------------------------------

                                   Title of Signatory
                                   (if applicable):
                                                    ---------------------------

                                   Number of shares of SuperGen Common Stock
                                   owned as of the date hereof:
                                                                ---------------

                                   Number of shares of SuperGen Common Stock
                                   issuable upon exercise of stock options
                                   owned as of the date hereof:
                                                                ------------

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